Exhibit 99.1

Angel Business of Sorin Group USA, Inc.
Combined Statements of Net Assets Acquired and Liabilities Assumed
March 31, 2010 and December 31, 2009
(Unaudited)
(Dollars in Thousands)

	Mar 31 2010	Dec 31 2009
Inventory	$1,202	$1,183
Fixed Assets
Machinery & Equipment	271	288
Equipment Placed at Customer Locations	841	1,250
Accumulated Depreciation	(421)	(781)

Assets Acquired	$1,893	$1,940

Liabilities Assumed	$-	$-

Net Assets Acquired	$1,893	$1,940

See accompanying notes to these financial statements

Angel Business of Sorin Group USA, Inc.
Combined Statements of Revenue and Direct Expenses
Quarters Ended March 31, 2010 and 2009
(Unaudited)
(Dollars in Thousands)

	Mar 31	Mar 31
	2010	2009
Revenue	$1,106	$1,211
Cost of Revenue	366	398
Net Revenue	740	813

Direct Expenses	-	73
Allocated Costs	300	302
Net revenue less direct expenses and allocated costs	$440	$438

See accompanying notes to these financial statements

Angel Business of Sorin Group USA, Inc.
Notes to Combined Statements of
 Net Assets Acquired and Liabilities Assumed as of March 31, 2010 and December 31, 2009
and Combined Statements of Revenue and Direct Expenses for the
Quarters Ended March 31, 2010 and 2009

1. Description

On April 9 2010, Cytomedix Inc. (“Cytomedix”) and its wholly owned subsidiary, Cytomedix Acquisition Company (“CAC”) a corporation organized in Delaware, USA entered into a Purchase Agreement (the “Purchase Agreement”) with Sorin Group USA, Inc. a Delaware corporation (“Sorin”) pursuant to which CAC acquired assets of the Angel business (the “Product Line” or “Business”).

The consideration payable to Sorin Group USA Inc. at April 9, 2010 (the “Closing Date”) consisted of Seven Million Dollars ($7,000,000) payable as follows: Two Million Dollars ($2,000,000) on Closing Date and Five Million Dollars ($5,000,000) in the form of a promissory note.

The Angel System is a device that utilizes validated blood separation technology to separate platelets and plasma from other components of a patient’s blood.  The device provides the necessary flexibility and sophistication for more complex clinical situations.  The ActivAT technology facilitates the preparation of autologous human thrombin and currently is sold in Europe and Canada.

Under the terms of the Purchase Agreement, CAC acquired all equipment, fixtures, inventory, and tooling owned by Sorin or by affiliates of Sorin used for the conduct of the Product Line, as well as all intellectual property relating exclusively to the Produce Line.  Contracts exclusively related to the Product Line have been assumed by CAC.  CAC did not acquire any assets relating to other product lines of Sorin Group.  CAC did not assume any liabilities from Sorin except for liabilities related to the sold assets, but only to the extent such asset related liabilities arise from any event, circumstance or condition occurring after the closing of the transaction.

2. Basis of Presentation

The combined statements of net assets acquired and liabilities assumed and the combined statements of revenues and direct expenses have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).  In the opinion of management, the accompanying financial statements contain all adjustments necessary to fairly present the net assets acquired, liabilities assumed, revenues and direct expenses related to the Product Line.  The combined financial statements were prepared to comply with Rule 8-04 of Regulation S-X of the Securities and Exchange Commission.

Preparation of a full set of financial statements of the Product Line is impractical as the Product Line was an integrated part of Sorin's business and was not operated as a stand-alone entity.   Sorin has not maintained distinct and separate accounts for the Product Line necessary to prepare full financial statements of the Product Line nor have audited financial statements of the Product Line ever been prepared.  Statements of cash flows from operating, investing and financing activities and a statement of changes in equity have been omitted as such information is not available for the Product Line.  The financial statements are not intended to be indicative of the financial condition or results of operations going forward due to changes in the business.  Future results of operations and financial position could differ materially from the historical amounts presented herein.

The combined statements of net assets acquired and liabilities assumed include only the specific assets and liabilities related to the Product Line that has been sold to Cytomedix.  As the Product Line was an integrated part of Sorin business without distinct and separate accounts, goodwill from business combinations have previously not been allocated to the Product Line.  Accordingly, Goodwill has been excluded from the statements of net assets acquired and liabilities assumed.

The combined statements of revenues and direct expenses include the net revenues and expenses directly attributable to the development, sale and distribution of the products comprising the Product Line.  Revenues include invoiced value of goods sold, services and equipment rental provided less sales tax and certain sales-related expenses.  Direct expenses include material costs, salaries and wages, fringe benefits, depreciation and amortization, rent and other expenses.  Costs of sales are primarily derived from the sales of the products comprising the Product Line and depreciation expense related to rental equipment.  Additional operating expenses such as overhead costs from sales and marketing, administration expenses as well as other operating expenses are primarily allocated via the use of various allocation keys.  The combined statements of revenues and direct expenses do not include corporate overhead, interest, income taxes or any other indirect expenses not noted above.  Sorin management believes that the allocations are reasonable; however, these allocated operating expenses are not necessarily indicative of the costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors.

3. Summary of Significant Accounting Policies

Significant accounting estimates

The preparation of financial statements in accordance with “accounting principles generally accepted in the United States”  requires management to make estimates that affect the amounts reported in the Product Line Financial Statements and accompanying notes.  Actual results could differ from these estimates, as discussed in Note 2.

Principles of combination

The accompanying financial statements reflect the combined accounts of the Product Line.  All significant intercompany accounts and transactions have been eliminated.

Revenue Recognition

Sorin recognizes product revenues when persuasive evidence of an arrangement exists, delivery has occurred (or service has been performed), the sales price is fixed and determinable and collectability is reasonably assured. Sorin also leases various types of equipment. The majority of the leases are for one to three years and these are accounted for as operating leases. Operating lease revenue is recognized ratably over the term of the lease. Sorin does not enter into leases with embedded maintenance obligations. The standard lease provides that Sorin is responsible for maintenance and repairs to the equipment, including normal wear and tear. Sorin provides technical advice to its customers without additional compensation as part of its customer service practices. Provisions for returns and other adjustments are recorded as a reduction of gross sales in the period in which the related sales are recorded.

Cost of Revenue

Cost of revenue include direct costs to manufacture inventory and includes an allocation of the Business’s variable and fixed overhead based on manufacturing costs.  In addition, certain costs including manufacturing management, freight and distribution are allocated on a historical relationship between sales of the Product Line and sales of other Sorin products.  Management believes these allocations are reasonable.

Depreciation expense related to the rental equipment is also included in the cost of revenue for the quarters ended March 31, 2010 and 2009 were $75,000 and $75,000, respectively.

Direct Expenses and Allocated Costs

An allocation of indirect selling, general and administrative expenses has been made using a historical relationship between sales of the Product Line and sales of other Sorin products. Management believes these allocations are reasonable.

Foreign currency translation

The functional currency of the Product Line assets located in the United States is the US Dollar.  For the Product Line assets located outside the US, the functional currency is the local currency.  Transactions in foreign currencies are recorded in the functional currency.  Financial assets and liabilities in foreign currencies are valued in the functional currency at the exchange rates of the balance sheet date.  Transaction differences are recognized in the statements of direct revenues and direct operating expenses.

The reporting currency of the Financial Statements is the US Dollar.  Assets and liabilities of the Product Line which are denominated in foreign currencies are translated to the US Dollar using the exchange rate as of the balance sheet date.  For translation of the statements of revenues and direct expenses the average exchange rates for the year are used.  For the purpose of reporting the net assets acquired and liabilities assumed, the foreign exchange impact was determined to be immaterial. Thus, it was excluded from the combined statements of revenues and direct expenses.

Inventory

Inventory is stated at the lower of cost or market.  Cost is computed using the average cost method on a currently adjusted standard basis (which approximates actual cost) and market is based upon estimated net realizable value.  The valuation of inventory at the lower of cost or market requires the use of estimates as to the amount of current inventories that will be sold and the estimated average selling price.  These estimates are dependent on an assessment of current and expected orders from customers.  An excess and obsolescence provision is created for slow moving and obsolete inventory to reflect its expected net realizable value.  There was no provision as of March 31, 2010 and 2009.

Fixed assets

Fixed assets (property, plant and equipment) are valued at their historical acquisition cost, less accumulated depreciation based on stand-alone Product Line level.  Depreciation is calculated on a straight-line basis over the expected useful lives.  Expected useful lives range from 5 to 10 year for machinery and equipment and 2 to 5 years for equipment placed at customer locations.  Total depreciation expenses were $75,000 and $75,000, for the quarters ended March 31, 2010 and 2009, respectively.

4. Inventory

Inventories consist of raw material, disposables and equipment.  Inventory balances at March 31, 2010 and December 31, 2009 were as follows in USD/000’s.

	March 31, 2010	December 31, 2009
Raw materials	$720	$727
Disposables	341	308
Equipment	141	148

Inventory, net	$1,202	$1,183